Page 7 of 14 pages


                            EXHIBIT M

                   [SEE LEGENDS ON PAGE 7]

No. W-1                No. of Shares Subject to Warrant:  200,000


Void after 5:00 p.m. Los Angeles, California Time on July  31,
2001.


                WARRANT TO PURCHASE OF COMMON STOCK
                              OF
                   ADVANCED DETECTORS, INC.


           This is to certify that, for value received,

                 D.H. BLAIR INVESTMENT BANKING CORP.


("Holder") is entitled to purchase, subject to the provisions of this Warrant, from Advanced Detectors, Inc., a Delaware corporation ("Company"), 200,000 shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a price per share equal to $0.25 at any time during the period beginning July 31, 1996 and ending 5:00 p.m. Los Angeles, California Time on July 31, 2001. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."


                (a)  EXERCISE OF WARRANT.  Subject to the  provision of Section
(h) hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after July 31, 1996 and until July 31, 2001 or, if either such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, in lawful money of the United States of America in cash or by official bank or certified check made payable to Advanced Detectors, Inc. If this Warrant shall be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer


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                                                       Page 8 of 14 pages


agent of the Company at is office, in proper form for exercise and together with payment of the Exercise Price in the manner provided herein, the Holder shall be deemed to be the holder of record of the shares of Common Stock or other securities issuable upon such exercise, provided, however, that if at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock or such other securities shall be closed, the certificates for the shares of other securities in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such shares or other securities and the Holder shall not be deemed to have become a holder of record of such shares or the owner of any such other securities.

                  (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

                  (c) FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company will (1) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (2) if the fraction of a share otherwise issuable is greater than one-half, round-up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the holder is otherwise entitled.

                  (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section (h), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new

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                                                       Page 9 of 14 pages


Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of such indemnification as the Company may in its discretion impose, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

                  (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the warrant and are not enforceable against the Company except to the extent set forth herein.

                  (f) ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

                           (1)      In the case of Company shall issue Common
Stock as a dividend upon Common Stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the number of outstanding shares of its Common Stock into a lesser number of shares, the Exercise Price then in effect shall be adjusted, effective at the close of business on the record date for the determination of stockholders entitled to receive such dividend or be subject to such subdivision or contraction, to the price (computed to the nearest cent) determined by dividing (A) the product obtained by multiplying the Exercise Price in effect immediately prior to the close of business on such record date by the number of shares of Common Stock outstanding prior to such dividend, subdivision or contraction, by (B) the sum of the number of shares of Common Stock outstanding immediately after such dividend, subdivision, or contraction.

                           (2)      If any capital reorganization or
reclassification of the capital stock of the Company (other than as set forth in subsection (1) of this Section (f), or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of each Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and

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                                                       Page 10 of 14 pages


receivable upon the exercise of the rights represented by such Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by such Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the Holder to the end that the provisions of the Warrant (including, without limitation, provisions for adjustment of the Exercise Price and of the number of shares issuable upon the exercise of Warrants) shall thereafter be applicable as nearly as may be practicable in relation to any shares of stock, securities, or assets thereafter deliverable upon exercise of Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof, the successor corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                           (3)      Upon each adjustment of the Exercise Price
pursuant to subsection (1) of this Section (f), the number of shares of Common Stock specified in each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of such Warrant and dividing the product so obtained by the Exercise Price in effect after such adjustment.

                         (4)      Irrespective of any adjustments of the number
or kind of securities issuable upon exercise of warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number of shares of Common Stock and Exercise Price as are stated in similar Warrants previously issued.

                           (5)      The Company may, at its sole option, retain
the independent public accounting firm regularly retained by the Company, or another firm of independent public accountants of recognized standing selected by the Company's Board of Directors, to make any computation required under this Section (f), and a certificate signed by such firm shall be conclusive evidence of any computation made under this Section (f).

                           (6)      Whenever there is an adjustment in the
Exercise Price or in the number or kind of securities issuable upon exercise of the Warrants, or both, as provided in this

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                                                       Page 11 of 14 pages


Section (f), the Company shall (i) promptly file in the custody of its Secretary or Assistant Secretary a certificate signed by the Chairman of the Board of the President or Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting for the facts requiring such adjustment and the number and kind of securities issuable upon exercise of each Warrant after such adjustment; and (ii) cause a notice stating that such adjustment has been effected and stating the Exercise Price then in effect and the number and kind of securities issuable upon exercise of each Warrant to be send to each registered holder of a Warrant.

                           (7)      The Exercise Price and the number of shares
issuable upon exercise of a Warrant shall not be adjusted except in the manner and only upon the occurrence of the events heretofore specifically referred to in this Section (f).

                           (8)      The Board of Directors of the Company may,
without the prior consent of the Holder, reduce the Exercise Price or increase the number of shares of Common Stock or other securities issuable upon exercise of the Warrant.

                 (g) REGISTRATION RIGHTS. During the period commencing on July 31, 1997 and ending on July 31, 2001 (i) the Holder (upon the request of the Holders of Warrants for the exercise of at least 50% of the aggregate Warrant Shares listed on Annex "A" attached hereto), shall have the right on one occasion to demand that the Company expeditiously file a registration statement under the Federal securities laws covering this Warrant and the Warrant Shares and (ii) the Company shall give the Holder written notice of its intention to engage in a registration of Common Stock under the Federal securities laws (other than a registration of Common Stock in connection with any stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange of stock or any registration on Form S-4 or Form S-8 or any successor Form thereto) thirty (30) days prior to the filing of the registration statement with the Securities and Exchange Commission relating to the registration, and shall offer to include the Warrant Shares in such registration, and at the written request of the Holder, the Company shall include the Warrant Shares (or such portion of the Warrant Shares as may be requested by the Holder) in the registration statement; provided, however, that if the offering is an underwritten offering, and in the judgment of the managing underwriter, if any, the inclusion of the Warrant Shares would materially adversely affect the public offering of the Common Stock, the number of Warrant shares to be registered shall be reduced, pro rata together with the Warrant Shares of other Holders of Warrants to whom a similar registration right also has been granted by the Company, or eliminated, if necessary or advisable.

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                                                       Page 12 of 14 pages


                           (1)    The Company shall bear the costs and expenses
of any registration of the Warrant Shares under this Section (g); provided, however, that the Holder shall bear the cost of fees for the Holder's counsel, and any registration fees, transfer taxes or underwriting discounts and commissions applicable to the Holder's Warrant Shares included in the registration statement.

                           (2)      Whenever the Company shall register any of
the Warrant Shares pursuant to any of the provisions of this Section (g), the Company shall also be obligated to:

                                 (A)     Prepare for filing with the Securities
and Exchange Commission such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), with respect to the sale of the Warrant Shares covered by said registration statement for the period necessary to complete the proposed offering of the Warrant Shares, which period shall be no greater than one year from the date of effectiveness of the registration statement;

                                    (B)   Furnish to the Holder such copies of
preliminary and final prospectuses and such other documents as the Holder may reasonably request to facilitate the offering of the Warrant Shares;

                                    (C)   Use reasonable efforts to register or
qualify the Warrant Shares covered by the registration statement under the securities or blue sky laws of such jurisdictions as the Holder may reasonable request; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection 2(C) of this Section (g); (ii) subject itself to taxation in such jurisdiction; (iii) consent to general service of process in such jurisdiction; (iv) register in any state requiring as a condition to such registration, escrow or surrender of any securities of the Company or any security holder; or (v) incur expenses in excess of an aggregate of $10,000 in connection with such registration or qualification on behalf of all Holders of Warrant Shares. In the event such expenses would exceed $10,000, the Company may, in its sole discretion, determine the jurisdictions in which it will register or qualify such Warrant Shares; and

                                    (D)     Furnish the Holder a copy of all
documents filed and all correspondence to or from the Securities and Exchange Commission in connection with the offering.

                           (3)      In connection with the registration of the
Warrant Shares, the Holder shall furnish the Company with appropriate information as may be necessary to be included in the

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                                                       Page 13 of 14 pages


Registration statement covering the Warrant Shares and (ii) if requested, execute a copy of the underwriting agreement that the Company is required to execute in connection with the registration statement in which the Warrant Shares are to be included. Any failure by the Holder to meet its obligations under this clause (3) this Section (g) shall relive the Company from its registration obligation as to the Holder's Warrant Shares.

                          (4)      Nothing herein shall prevent the Company from
withdrawing the registration statement in which the Warrant Shares are included prior to its effectiveness, and in such event, the Company shall have no further obligation to the Holders whose Warrant Shares are included therein other than to again comply with the provisions of this Section (g).

                  (h) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of unless the Holder provides the Company with an opinion of counsel satisfactory to the Company in form satisfactory to the Company that this Warrant or the Warrant Shares may be legally transferred without violating the Act and any other applicable securities law and then, if such opinion states that certificates representing the Warrants or Warrant Shares being transferred shall be required to bear a legend restricting further transfer, only against receipt of an agreement of the transferee to comply with the provisions of this Section (h) with respect to any resale or other disposition of such securities.


                                         ADVANCED DETECTORS, INC.


[SEAL]
                                        /s/ James Gerberman
                                   By:__________________________________
                                        James Gerberman
                                        President


Attest:



    /s/ Jan Iwanczyk
By:______________________________
   Jan Iwanczyk
   Executive Vice President


By:
                                   , Secretary

THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE WARRANT REPRESENTED BY THIS CERTIFICATE HAS BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF

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                                                       Page 14 of 14 pages



WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER.

PURSUANT TO SECTION 203(d) OF THE PENNSYLVANIA SECURITIES ACT OF 1972 AND TO THE EXTENT, IF ANY, REQUIRED THEREBY, THE PURCHASER OF THIS SECURITY WHICH IS A RESIDENT OF THE COMMONWEALTH OF PENNSYLVANIA HEREBY AGREES NOT TO SELL THIS SECURITY WITHIN TWELVE MONTHS AFTER THE DATE OF PURCHASE.


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June 28, 1996 1:45pm